                         NOTICE OF GUARANTEED DELIVERY

                             REGARDING THE OFFER BY
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
       TO PURCHASE FOR CASH UP TO 3,011,714 ISSUED AND OUTSTANDING SHARES
 AT 95% OF NET ASSET VALUE PER SHARE, AS DETERMINED BY THE FUND AS OF THE CLOSE OF REGULAR TRADING ON THE NEW YORK STOCK EXCHANGE ON JUNE 25, 1999 OR SUCH LATER
         DATE TO WHICH THE OFFER IS EXTENDED (THE "TERMINATION DATE").

    This form must be used to accept the Offer if a shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach Boston Equiserve, the Depositary, on or before the Termination Date. Terms used in this form that are not otherwise defined herein shall have the meanings specified in the Offer to Purchase, dated May 26, 1999. This form may be delivered by hand, overnight courier or mail to Boston Equiserve, at the address set forth below AND MUST BEAR ORIGINAL SIGNATURES (NOT PHOTOCOPIES OR FACSIMILES). Tenders using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

                          Depositary: Boston Equiserve

            By Overnight Courier:                                By Hand:
              Boston Equiserve                   Securities Transfer & Reporting Services,
           Attn: Corporate Actions                                 Inc.
             40 Campanelli Drive                           c/o Boston Equiserve
             Braintree, MA 02184                       100 Williams Street, Galleria
                                                            New York, NY 10038

                                    By First Class Mail:
                                      Boston Equiserve
                                  Attn: Corporate Actions
                                       P.O. Box 9573
                                   Boston, MA 02205-9573

                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER
          THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby tenders to The Emerging Markets Infrastructure Fund, Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 26, 1999, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares specified below, and all Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Investlink-TM- Program, in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase under "The Offer--4. Procedures for Tendering Shares."

Number of Shares Tendered:

Certificate Nos. (if available):               Name(s) of Record Holder(s):
--------------------------------------------   --------------------------------------------
--------------------------------------------   --------------------------------------------

                                               Address:
                                               --------------------------------------------
                                               --------------------------------------------
                                               --------------------------------------------
If Shares will be tendered by book-entry
transfer to The Depository Trust Company,
please check box:                              [ --]
                                               DTC Participant Number:
                                               ------------------------------------
                                               Area Code and Telephone Number:
                                               -------------------------------

    The undersigned also tenders all uncertificated Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent pursuant to the Investlink-TM- Program.

Dated: , 1999                                  --------------------------------------------
                                                                 Signature

                                   GUARANTEE

    The undersigned, a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States, hereby: (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to Boston Equiserve, the Depositary, certificates representing the Shares tendered hereby, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and any other required documents, within three business days after the Termination Date.

                                          Name of Firm: ________________________
                                                            (Please Print)
                                          Authorized Signature: ________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          Address: _____________________________
                                                       (Include Zip Code)
                                          ______________________________________
                                             (Area Code and Telephone Number)

Dated:
----
---, 1999